Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2011*	As of June 30, 2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,983	$15,437
Marketable securities	34,643	27,685
Accounts receivable, net of allowance	5,427	6,866
Inventories	35	634
Receivable under reverse repurchase agreements	745	475
Deferred income taxes, net	215	146
Prepaid revenue share, expenses and other assets	1,710	2,614

Total current assets	52,758	53,857
Prepaid revenue share, expenses and other assets, non-current	499	2,263
Non-marketable equity securities	790	1,040
Property and equipment, net	9,603	10,909
Intangible assets, net	1,578	7,862
Goodwill	7,346	10,120

Total assets	$72,574	$86,051

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$588	$2,419
Short-term debt	1,218	3,218
Accrued compensation and benefits	1,818	1,626
Accrued expenses and other current liabilities	1,370	2,750
Accrued revenue share	1,168	1,175
Securities lending payable	2,007	1,916
Deferred revenue	547	767
Income taxes payable, net	197	157

Total current liabilities	8,913	14,028
Long-term debt	2,986	2,987
Deferred revenue, non-current	44	97
Income taxes payable, non-current	1,693	1,898
Deferred income taxes, net, non-current	287	1,509
Other long-term liabilities	506	811
Stockholders’ equity:
Common stock and additional paid-in capital	20,264	21,357
Accumulated other comprehensive income	276	84
Retained earnings	37,605	43,280

Total stockholders’ equity	58,145	64,721

Total liabilities and stockholders’ equity	$72,574	$86,051

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
	(unaudited)
Revenues:
Google (advertising and other)	$9,026	$10,964	$17,602	$21,609
Motorola (hardware and other)	—	1,250	—	1,250

Total revenues	9,026	12,214	17,602	22,859

Costs and expenses:
Cost of revenues - Google (advertising and other) (1)	3,172	3,984	6,107	7,773
Cost of revenues - Motorola (hardware and other) (1)	—	1,029	—	1,029
Research and development (1)	1,234	1,585	2,456	3,026
Sales and marketing (1)	1,091	1,433	2,117	2,702
General and administrative (1)	648	980	1,244	1,737
Charge related to the resolution of Department of Justice investigation	—	—	500	—

Total costs and expenses	6,145	9,011	12,424	16,267

Income from operations	2,881	3,203	5,178	6,592
Interest and other income, net	204	254	300	410

Income before income taxes	3,085	3,457	5,478	7,002
Provision for income taxes	580	672	1,174	1,327

Net income	$2,505	$2,785	$4,304	$5,675

Net income per share - basic	$7.77	$8.54	$13.37	$17.42

Net income per share - diluted	$7.68	$8.42	$13.19	$17.17

Shares used in per share calculation - basic	322,228	326,272	321,878	325,786

Shares used in per share calculation - diluted	326,036	330,793	326,209	330,464

(1) Includes stock-based compensation expense as follows:

Cost of revenues - Google (advertising and other)	$51	$82	$100	$156
Cost of revenues - Motorola (hardware and other)	—	5	—	5
Research and development	247	291	484	590
Sales and marketing	74	120	152	217
General and administrative	63	160	130	246

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
	(unaudited)
Operating activities
Net income	$2,505	$2,785	$4,304	$5,675
Adjustments:
Depreciation and amortization of property and equipment	347	473	648	851
Amortization of intangible and other assets	108	197	208	330
Stock-based compensation expense	435	658	866	1,214
Excess tax benefits from stock-based award activities	(9)	(27)	(33)	(55)
Deferred income taxes	175	(163)	464	191
Gain on sale of marketable equity securities	—	—	—	(44)
Gain on divestiture of business	—	(188)	—	(188)
Other	19	12	55	(12)
Changes in assets and liabilities, net of effects of acquisitions and divestiture:
Accounts receivable	(205)	(222)	(24)	79
Income taxes, net	(171)	1,026	(98)	1,169
Inventories	2	202	(1)	170
Prepaid revenue share, expenses and other assets	(72)	(912)	(147)	(1,188)
Accounts payable	50	(249)	77	(80)
Accrued expenses and other liabilities	260	612	297	(243)
Accrued revenue share	39	34	6	23
Deferred revenue	36	14	69	54

Net cash provided by operating activities	3,519	4,252	6,691	7,946

Investing activities
Purchases of property and equipment	(917)	(774)	(1,807)	(1,381)
Purchases of marketable securities	(13,364)	(6,854)	(20,955)	(15,542)
Maturities and sales of marketable securities	8,982	5,456	13,627	22,657
Investments in non-marketable equity securities	(212)	(99)	(343)	(202)
Cash collateral related to securities lending	57	(336)	(424)	(91)
Investments in reverse repurchase agreements	(445)	75	(270)	270
Acquisitions, net of cash acquired and proceeds received from divestiture, and purchases of intangibles and other assets	(715)	(9,854)	(863)	(9,946)

Net cash used in investing activities	(6,614)	(12,386)	(11,035)	(4,235)

Financing activities
Net proceeds (payments) related to stock-based award activities	(28)	(137)	88	(184)
Excess tax benefits from stock-based award activities	9	27	33	55
Proceeds from issuance of debt, net of costs	5,846	4,602	8,030	7,751
Repayments of debt	(4,869)	(3,853)	(7,304)	(5,753)

Net cash provided by financing activities	958	639	847	1,869

Effect of exchange rate changes on cash and cash equivalents	42	(176)	187	(126)
Net increase (decrease) in cash and cash equivalents	(2,095)	(7,671)	(3,310)	5,454
Cash and cash equivalents at beginning of period	12,415	23,108	13,630	9,983

Cash and cash equivalents at end of period	$10,320	$15,437	$10,320	$15,437

The following table presents our consolidated revenues by revenue source (in millions, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Advertising revenues:
Google websites	$6,232	$7,542	$12,111	$14,854
Google Network Members’ websites	2,484	2,983	4,911	5,896

Total advertising revenues	8,716	10,525	17,022	20,750
Other revenues	310	439	580	859

Total Google revenues (advertising and other)	9,026	10,964	17,602	21,609

Total Motorola revenues (hardware and other)	—	1,250	—	1,250

Consolidated Revenues	$9,026	$12,214	$17,602	$22,859

The following table presents our Google revenues, by revenue source, as a percentage of Google revenues (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2012	2011	2012
Advertising revenues:
Google websites	69%	69%	69%	69%
Google Network Members’ websites	28%	27%	28%	27%

Total advertising revenues	97%	96%	97%	96%
Other revenues	3%	4%	3%	4%

Google revenues	100%	100%	100%	100%